GUANGZHOU GRAND CANYON DISTILLED WATER CO., LTD.
 FINANCIAL STATEMENTS
 FOR THE THREE MONTHS ENDED MARCH 31, 2008 AND 2007 (UNAUDITED)
AND THE YEAR ENDED DECEMBER 31, 2007

CHINA WATER AND DRINKS INC. AND SUBSIDIARIES
 UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

Report of Independent Registered Public Accounting Firm

Board of Directors and Shareholders
Guangzhou Grand Canyon Distilled Water Co., Ltd.

We have audited the accompanying balance sheet of Guangzhou Grand Canyon Distilled Water Co., Ltd. as of December 31, 2007, and the related statements of operations and comprehensive income, changes in members’ equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Guangzhou Grand Canyon Distilled Water Co., Ltd. as of December 31, 2007, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

GHP HORWATH, P.C.
Denver, Colorado
June 12, 2008

GUANGZHOU GRAND CANYON DISTILLED WATER CO., LTD.
BALANCE SHEETS AS OF MARCH 31, 2008 (UNAUDITED)
AND DECEMBER 31, 2007
Expressed in thousands of U.S. dollars

	March 31,	December 31,
	2008	2007
	(unaudited)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$198	$182
Accounts receivable	5,454	3,922
Due from related companies	1,431	1,323
Inventories	387	253
Other receivables and prepayments	650	613
Total Current Assets	8,120	6,293
Property and Equipment, net	282	294
	$8,402	$6,587

LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$341	$992
Advances from customers	15	13
Due to related companies	132	46
Other payables and accruals	2,645	2,030
Accrued payroll	103	64
Taxes payable	553	272
Total Liabilities (all current)	3,789	3,417

MEMBERS' EQUITY

Paid-in capital	1,913	1,913
Appropriated retained earnings	913	913
Unappropriated retained earnings	1,283	-
Accumulated other comprehensive income	504	344
Total Members' Equity	4,613	3,170
	$8,402	$6,587

See accompanying notes to financial statements.

GUANGZHOU GRAND CANYON DISTILLED WATER CO., LTD.
STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
FOR THE THREE MONTHS ENDED MARCH 31, 2008 AND 2007 (UNAUDITED)
AND THE YEAR ENDED DECEMBER 31, 2007
Expressed in thousands of U.S. dollars

	For the three	For the three	For the year
	months ended	months ended	ended
	March 31, 2008	March 31, 2007	December 31, 2007
	(unaudited)	(unaudited)

Sales	$5,167	$3,615	$18,990
Cost of goods sold	(3,170)	(2,368)	(12,200)
Gross profit	1,997	1,247	6,790
Operating expenses
Selling and marketing expenses	(323)	(260)	(1,470)
General and administrative expenses	(130)	(118)	(570)
Total operating expenses	(453)	(378)	(2,040)
Income from operations	1,544	869	4,750

Other income
Miscellaneous income (expense)	3	(8)	10
Income before income taxes	1,547	861	4,760

Provision for income taxes	(264)	(150)	(829)
Net income	1,283	711	3,931
Other comprehensive income
Foreign currency translation gain	160	18	181
Comprehensive income	$1,443	$729	$4,112

See accompanying notes to financial statements.

GUANGZHOU GRAND CANYON DISTILLED WATER CO., LTD.
STATEMENTS OF CHANGES IN MEMBERS' EQUITY
FOR THE THREE MONTHS ENDED MARCH 31, 2008 (UNAUDITED) AND THE YEAR ENDED DECEMBER 31, 2007
Expressed in thousands of U.S. dollars

		Appropriated	Unappropriated	Accumulated Other
	Paid-in	Retained	Retained	Comprehensive	Members'
	Capital	Earnings	Earnings (Deficit)	Income	Equity

Balance at January 1, 2007	$1,913	$471	$(917)	$163	$1,630

Net income	-	-	3,931	-	3,931
Dividends declared	-	-	(2,572)	-	(2,572)
Transfer to reserves	-	442	(442)	-	-
Foreign currency translation gain	-	-	-	181	181
Balance at December 31, 2007	1,913	913	-	344	3,170

Net income (unaudited)	-	-	1,283	-	1,283
Foreign currency translation gain (unaudited)	-	-	-	160	160
Balance at March 31, 2008 (unaudited)	$1,913	$913	$1,283	$504	$4,613

See accompanying notes to financial statements.

GUANGZHOU GRAND CANYON DISTILLED WATER CO., LTD.
STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31, 2008 AND 2007 (UNAUDITED)
AND THE YEAR ENDED DECEMBER 31, 2007
Expressed in thousands of U.S. dollars

	For the three	For the three	For the year
	months ended	months ended	ended
	March 31, 2008	March 31, 2007	December 31, 2007
	(unaudited)	(unaudited)
CASH FLOW FROM OPERATING ACTIVITIES
Net Income	$1,283	$711	$3,931
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	24	13	64
Changes in operating assets and liabilities
Decrease (Increase) in operating assets:
Accounts receivable	(1,340)	(435)	(1,685)
Due from related companies	(51)	(47)	(613)
Inventories	(121)	18	19
Others receivables and prepayments	(11)	(24)	505
Increase (Decrease) in operating liabilites:
Accounts payable	(677)	753	450
Advances from customers	2	11	12
Due to related companies	82	(35)	(476)
Others payables and accruals	521	272	139
Accrued payroll	35	(22)	(37)
Taxes payable	264	150	261
Net Cash Provided by Operating Activities	11	1,365	2,570

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	-	(1)	(63)
Net Cash Used in Investing Activities	-	(1)	(63)

CASH FLOWS FROM FINANCING ACTIVITIES
Dividend paid	-	-	(2,469)
Net Cash Used in Financing Activities	-	-	(2,469)

Effect of exchange rate change on cash	5	5	18

NET INCREASE IN CASH AND CASH EQUIVALENTS	16	1,369	56
CASH AND CASH EQUIVALENTS, beginning	182	126	126
CASH AND CASH EQUIVALENTS, ending	$198	$1,495	$182

SUPPLEMENTAL DISCLOSURES
Interest paid	$-	$-	$-
Income taxes paid	$-	$-	$568

See accompanying notes to financial statements.

GUANGZHOU GRAND CANYON DISTILLED WATER CO., LTD.
NOTES TO FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2008 AND 2007 (UNAUDITED)
AND THE YEAR ENDED DECEMBER 31, 2007
Expressed in thousands of U.S. dollars

1.   ORGANIZATION AND PRINCIPAL ACTIVITIES

Guangzhou Grand Canyon Distilled Water Co., Ltd. (the “Company” or “Grand Canyon”) was incorporated in the People’s Republic of China (“PRC”) in 1994 with a registered and paid-in capital of Renminbi (“RMB”) 16,396,108 (approximately $1,913).

The principal activities of the Company are the producing and sale of pure distilled water and mineral water in China.

On May 20, 2008, China Water and Drinks Inc. ("CWDK") entered into a Share Purchase Agreement with Prosper Focus Enterprise Limited (“Prosper Focus”), a Hong Kong company under which CWDK acquired 67% ownership of Grand Canyon. Prosper Focus has no assets other than being the holding company of Grand Canyon. Because Prosper Focus had no substantive business operations since its formation by the owners of the Company in April 2007 until it acquired Grand Canyon on December 17, 2007, the financial statements included herein present the financial condition, results of operations and cash flows of Grand Canyon as of and for the year ended December 31, 2007. Completion of the transaction is subject to further due diligence by each party, negotiation and execution of a definitive agreement, and other customary pre-closing conditions, and is anticipated to occur in June 2008.

Basis of preparation

The accompanying financial statements as of March 31, 2008 and for the three months ended March 31 2008 and 2007, have been prepared by the Company without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the Company’s financial position as of March 31, 2008, its results of operations and its cash flows for the three months ended March 31, 2008 and 2007 have been made. The results of operations for the three months ended March 31, 2008 are not necessarily indicative of the operating results for the full year.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)   Cash and Cash Equivalents

The Company considers all highly liquid investments purchased and cash deposits with financial institutions with original maturities of three months or less to be cash equivalents.

The Company maintains its cash accounts at credit worthy financial institutions and closely monitors the movements of its cash positions.

(b)   Accounts Receivable

The Company extends unsecured credit to its customers in the normal course of business. The Company regularly evaluates and monitors the creditworthiness of each customer on a case-by-case basis. The Company includes any account balances that are determined to be uncollectible in an allowance for doubtful accounts. After all attempts to collect a receivable have failed, the receivable is written off against the allowance. Based on management’s analysis, the allowance for doubtful accounts as of March 31, 2008 (unaudited) and December 31, 2007 is not significant.

GUANGZHOU GRAND CANYON DISTILLED WATER CO., LTD.
NOTES TO FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2008 AND 2007 (UNAUDITED)
AND THE YEAR ENDED DECEMBER 31, 2007
Expressed in thousands of U.S. dollars

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(b)   Accounts Receivable (continued)

Three unrelated customers accounted for 23.54%, 12.84%, and 11.46%, respectively, of accounts receivable at March 31, 2008 (unaudited), and these three customers accounted for 7.44%, 14.67% and 14.43%, respectively, of revenues for the three months ended March 31, 2008 (unaudited).

Three customers accounted for 39.5%, 10.78s% and 8.99%, respectively, of revenues for the three months ended March 31, 2007 (unaudited).

Three unrelated customers accounted for 30.62%, 8.25%, and 7.69%, respectively, of accounts receivable at December 31, 2007, and these three customers accounted for 37.62%, 14.08% and 13.65%, respectively, of revenues for the year ended December 31, 2007.

(c)   Prepayments

Prepayments represents the cash paid in advance for the purchase of inventory items from suppliers.

(d)   Advances from Customers

Advances from customers represents the cash received from customers as deposits/advance payments for the purchase of the Company’s products.

(e)   Fair Value of Financial Instruments

Management has estimated that the carrying amounts of non-related party financial instruments approximate their fair values due to their short-term maturities. The fair value of the amount due from (to) related parties is not practicable to estimate due to the related party nature of the underlying transactions.

(f)   Inventories

Inventories consist of bottles, packing materials, bottled water, and carboy water, and are valued at the lower of cost or net realizable value. Net realizable value is the estimated selling price in the ordinary course of business less the estimated cost of completion and the estimated costs necessary to make the sale.

The Company performs an analysis of slow-moving or obsolete inventory periodically and any necessary valuation reserves. Based on management’s analysis, there were no impairments of inventories as of March 31, 2008 (unaudited) and December 31, 2007.

GUANGZHOU GRAND CANYON DISTILLED WATER CO., LTD.
NOTES TO FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2008 AND 2007 (UNAUDITED)
AND THE YEAR ENDED DECEMBER 31, 2007
Expressed in thousands of U.S. dollars

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(f)   Inventories (continued)

During the three months ended March 31, 2008 and 2007 (unaudited), and the year ended December 31, 2007, approximately 89%, 88%, and 89%, respectively, of total inventory purchases were from five unrelated suppliers. Approximately 63%, 57%, and 62%, respectively, of total inventory purchases were from one supplier, from which the Company procures bottles. However management believes that the Company could purchase these parts from other suppliers without interruption to the Company’s operations.

(g)  Property and Equipment

Property and equipment consist of office equipment, distilling equipment, and motor vehicles, and is stated at cost less accumulated depreciation. Depreciation is provided using the straight-line method over the assets' estimated useful lives, as follows:

Office equipment	5 years
Distilling equipment	5-10 years
Motor vehicles	5 years

Maintenance and repair costs are expensed as incurred, whereas significant renewals and betterments are capitalized.

(h)   Accounting for the Impairment of Long-Lived Assets

Long-lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. It is reasonably possible that these assets could become impaired as a result of technology or other industry changes. Determination of recoverability of assets to be held and used is determined by comparing the carrying amount of an asset to future undiscounted cash flows to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

There were no impairments of long-lived assets as of March 31, 2008 (unaudited) and December 31, 2007.

(i)   Economic and Political Risks

The Company’s operations are conducted in the PRC. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environment in the PRC, and by the general state of the PRC economy. The Company's results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation.

GUANGZHOU GRAND CANYON DISTILLED WATER CO., LTD.
NOTES TO FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2008 AND 2007 (UNAUDITED)
AND THE YEAR ENDED DECEMBER 31, 2007
Expressed in thousands of U.S. dollars

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(j)   Revenue Recognition

The Company recognizes revenue in accordance with Staff Accounting Bulletin ("SAB") No. 104. All of the following criteria must exist in order for the Company to recognize revenue: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services have been rendered; (3) the seller's price to the buyer is fixed or determinable; and (4) collectability is reasonably assured. The criteria are generally met when the company delivers its products to customers.

(k)  Seasonality

The Company’s sales are subject to seasonality factors. The Company typically experiences higher sales of bottled water in summer time in coastal cities while the sales remain constant throughout the entire year in some inland cities. In general, management believes that sales will be higher in the second and third quarters of the year when the weather is hot and dry, and lower in the first and fourth quarters of the year when the weather is cold and wet. Sales peak during the months from June to September. Sales can also fluctuate during the course of a financial year for a number of other reasons, including weather conditions and the timing of advertising and promotional campaigns. As a result of these reasons, the operating results may fluctuate. In addition, the seasonality of our results may be affected by other unforeseen circumstances, such as production interruptions.

(l)   Retirement Plan

Retirement benefits in the form of contributions under a defined contribution retirement plan to the relevant authorities are charged to the statement of operations as incurred. Retirement benefit expense (included in cost of sales, selling expenses, general and administrative expenses) for the three months ended March 31, 2008 and 2007 (unaudited) and the year ended December 31, 2007 were $72, $66, and $270, respectively.

(m)   Foreign Currency Translation

The functional currency of the Company is the RMB and the RMB is not freely convertible into foreign currencies. The Company maintains its financial statements in the functional currency. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at rates of exchange prevailing at the balance sheet date. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transactions. Exchange gains or losses arising from foreign currency transactions are included in the determination of net income for the respective periods.

For financial reporting purposes, the financial statements of the Company, which are prepared using the functional currency, have been translated into United States dollars. Assets and liabilities are translated at exchange rates at the balance sheet date, revenue and expenses are translated at the average exchange rates for the period, and members' equity is translated at historical exchange rates. Translation adjustments are included in accumulated other comprehensive income, a component of members’ equity.

GUANGZHOU GRAND CANYON DISTILLED WATER CO., LTD.
NOTES TO FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2008 AND 2007 (UNAUDITED)
AND THE YEAR ENDED DECEMBER 31, 2007
Expressed in thousands of U.S. dollars

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(m)   Foreign Currency Translation (continued)

The exchange rates applied are as follows:

	March 31, 2008	March 31, 2007	December 31, 2007

Year end RMB exchange rate	7.0222	7.7409	7.3141
Average RMB exchange rate	7.1757	7.7714	7.6172

No representation is made that the RMB amounts could have been, or could be, converted into U.S. dollars at the rates used in translation.

(n)  Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Management makes these estimates using the best information available at the time the estimates are made; however actual results could differ from those estimates.

(o)   Income Taxes

Income tax expense is based on reported income before income taxes. Deferred income taxes reflect the effect of temporary differences between assets and liabilities that are recognized for financial reporting purposes and the amounts that are recognized for income tax purposes. These deferred taxes are measured by applying currently enacted tax laws.

(p)   Sales, use and other Value Added Tax

Revenue is recorded net of sales, use and other Value Added Tax.

GUANGZHOU GRAND CANYON DISTILLED WATER CO., LTD.
NOTES TO FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2008 AND 2007 (UNAUDITED)
AND THE YEAR ENDED DECEMBER 31, 2007
Expressed in thousands of U.S. dollars

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(q)   Recent Accounting Pronouncements

In December 2007, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 141 (R),“Business Combinations” (“SFAS 141 (R)”), which becomes effective for fiscal periods beginning after December 15, 2008. SFAS 141 (R) requires all business combinations completed after the effective date to be accounted for by applying the acquisition method (previously referred to as the purchase method). Companies applying this method will have to identify the acquirer, determine the acquisition date and purchase price and recognize at their acquisition date fair values of the identifiable assets acquired, liabilities assumed, and any non-controlling interests in the acquiree. In the case of a bargain purchase the acquirer is required to reevaluate the measurements of the recognized assets and liabilities at the acquisition date and recognize a gain on that date if an excess remains. The Company does not expect the adoption of this statement to have a material impact on its financial statements.

In December 2007, the FASB issued SFAS No. 160,“Non-controlling Interests in Consolidated Financial Statements, an Amendment of ARB 51” (“SFAS 160”) which becomes effective for fiscal periods beginning after December 15, 2008. This statement amends ARB 51 to establish accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. The statement requires consolidated net income to be reported at amounts that include the amounts attributable to both the parent and the non-controlling interest. It also requires disclosure on the face of the consolidated statement of income, of the amounts of consolidated net income attributable to the parent and to the non-controlling interest. In addition this statement establishes a single method of accounting for changes in a parent’s ownership interest in a subsidiary that do not result in deconsolidation and requires that a parent recognize a gain or loss in net income when a subsidiary is deconsolidated. The Company does not expect the adoption of this statement to have a material impact on its financial statements.

 In September 2006, the FASB issued SFAS No. 157,“Fair Value Measurements” (“SFAS 157”). This statement does not require any new fair value measurements but provides guidance on how to measure fair value and clarifies the definition of fair value under accounting principles generally accepted in the United States of America. This statement also requires new disclosures about the extent to which fair value measurements in financial statements are based on quoted market prices, market-corroborated inputs, or unobservable inputs that are based on management’s judgments and estimates. The statement is effective for the Company on January 1, 2009 for non-financial assets and liabilities, and was effective for the Company on January 1, 2008 for financial assets and liabilities. As it relates to the Company’s financial assets and liabilities, the adoption of SFAS157 did not have a material impact on the Company’s financial statements. The Company is still in the process of evaluating the impact that SFAS 157 will have on its non-financial assets and liabilities.

In February 2007, the FASB issued SFAS No. 159,“The Fair Value Option for Financial Assets and Financial Liabilities—Including an Amendment of FASB Statement No. 115” (“SFAS 159”). SFAS 159 allows companies the choice to measure many financial instruments and certain other items at fair value. This gives a company the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. SFAS 159 was effective for the Company on January 1,2008. The Company did not apply the fair value option to any of its outstanding investments, and therefore the adoption of SFAS 159 did not have an impact on the Company’s financial statements.

GUANGZHOU GRAND CANYON DISTILLED WATER CO., LTD.
NOTES TO FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2008 AND 2007 (UNAUDITED)
AND THE YEAR ENDED DECEMBER 31, 2007
Expressed in thousands of U.S. dollars

3.   RELATED PARTY BALANCES AND TRANSACTIONS

The Company sells bottled water and carboy water to one of its owners, Guangzhou Grand Canyon Distilled Water Sales Co., Ltd and other entities controlled by the controlling owner of Grand Canyon. The transactions with these entities were made in the ordinary course of business and were negotiated at arms length.  A summary of balances and transactions with related parties follows:

(a) Related company balances

At March 31, 2008 (unaudited) and December 31, 2007, amount due from/to related companies consist of:

	March 31, 2008	December 31, 2007
Due from related companies

Guangzhou Grand Canyon Distilled Water Sales Co., Ltd	$1,431	$1,323

Due to related companies

Rich Standard Investment Co., Ltd.	$12	$11
Shanghai Grand Canyon Distilled Water Sales Co., Ltd	10	10
Guangzhou Hanshan Beverage Co., Ltd.	110	25
	$132	$46

(b) Related party transactions

Related party transactions for the three months ended March 31, 2008 and 2007 (unaudited), and the year ended December 31, 2007 consist of:

	Three months ended March 31,		Year ended December 31,
	2008	2007	2007
Revenue
Guangzhou Grand Canyon Distilled Water Sales Co., Ltd	$202	$206	$1,017

Processing fee
Guangzhou Hanshan Beverage Co., Ltd.	$102	$76	$378

GUANGZHOU GRAND CANYON DISTILLED WATER CO., LTD.
NOTES TO FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2008 AND 2007 (UNAUDITED)
AND THE YEAR ENDED DECEMBER 31, 2007
Expressed in thousands of U.S. dollars

4.  INVENTORIES

At March 31, 2008 (unaudited) and December 31, 2007, inventories consist of:

	March 31, 2008	December 31, 2007

Raw materials	$90	$34
Work in process	18	3
Finished goods	279	216
	$387	$253

5.   PROPERTY AND EQUIPMENT

At March 31, 2008 (unaudited) and December 31, 2007, property and equipment consists of:

	March 31, 2008	December 31, 2007

Office equipment	$131	$126
Distilling equipment	1,897	1,821
Motor vehicles	578	555
	2,606	2,502
Less accumulated depreciation	(2,324)	(2,208)
	$282	$294

Depreciation expense for the three months ended March 31, 2008 and 2007 (unaudited), the year ended December 31, 2007 were, approximately $24, $13, and $64, respectively

6.   INCOME TAX EXPENSE

The Company is governed by the Income Tax Laws of the PRC and is subject to the PRC’s corporate income tax. The statutory rate is 33%. However, since the Company is a foreign investment production enterprise located in the technological economic development zone in old urban district, the corporate income tax rate is 24% and the local income tax rate is 3%. As approved by the tax authorities, the Company is entitled to a two year exemption from corporate income tax followed by three years of a 50% tax reduction, commencing from the first cumulative profit-making year net of losses carried forward. The Company’s first cumulative profit-making year was 2005. Therefore, the corporate income tax rate for year 2007 was 12% with a local income tax rate of 3%, resulting in an aggregate tax rate of 15%.

GUANGZHOU GRAND CANYON DISTILLED WATER CO., LTD.
NOTES TO FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2008 AND 2007 (UNAUDITED)
AND THE YEAR ENDED DECEMBER 31, 2007
Expressed in thousands of U.S. dollars

6.   INCOME TAX EXPENSE (CONTINUED)

The reconciliation of income taxes computed at the PRC federal statutory tax rate applicable to enterprises operating in the technological economic development zone in old urban district, to income tax expense for the three months ended March 31, 2008 and 2007 (unaudited) and for the year ended December 31, 2007, is as follows:

	Three months ended March 31,		Year ended December 31,
	2008	2007	2007

PRC federal statutory tax rate	15%	15%	15%
Taxable income	$1,547	$861	$4,760
Computed expected income tax expense	$232	$129	$714
Non-deductible expenses	32	21	115
Income tax expense	$264	$150	$829

Effective January 1, 2008, the Company must determine the corporate income tax in accordance with the Corporate Income Tax Law of the People’s Republic of China (hereinafter “the new CIT Law”) as approved by the National People’s Congress on March 16, 2007. Under the new CIT Law, the corporate income tax rate applicable to the Company will be gradually increased to 25% in a 5-year period from 2008 to 2012.

In June 2006, the FASB issued Interpretation No. 48 “Accounting for Uncertainty in Income Taxes” (“FIN 48”). This interpretation clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with SFAS 109.  This interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The interpretation also provides guidance for de-recognition of tax positions, financial statement classification, interest and penalties, accounting in interim periods, disclosure, and transition. This interpretation was effective for fiscal years beginning after December 15, 2006. The adoption of FIN 48 did not have a material effect on the Company’s financial position or results of operations.

The Company files tax returns with the relevant government authorities in the PRC. The Company does not believe there will be any material changes in its unrecognized tax positions over the next 12 months.

The Company’s policy is to recognize interest and penalties accrued on any unrecognized tax benefits as a component of income tax expense. As of the date of adoption of FIN 48, the Company did not have any accrued interest or penalties associated with any unrecognized tax benefits, nor was any interest expense recognized for the three months ended March 31, 2008 and 2007 (unaudited), and the year ended December 31, 2007.

No deferred tax has been provided in the financial statements as there are no material temporary differences.

GUANGZHOU GRAND CANYON DISTILLED WATER CO., LTD.
NOTES TO FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2008 AND 2007 (UNAUDITED)
AND THE YEAR ENDED DECEMBER 31, 2007
Expressed in thousands of U.S. dollars

7.   COMMITMENTS AND CONTINGENCIES

The Company leases office and factory space in Guangzhou in the PRC under an agreement that will expire in November 2009. Rental expense for the three months ended March 31, 2008 and 2007 (unaudited) and for the year ended December 31, 2007 was approximately $53, $49, and $198, respectively.

Future minimum lease payments as of March 31, 2008 and December 31, 2007 are as follows:

	March 31, 2008	December 31, 2007

2008	$155	$206
2009	189	189
	$344	$395

8.   APPROPRIATED RETAINED EARNINGS

The Company’s income is distributable to its owners after transfer to statutory reserves as required under relevant PRC laws and regulations and the Company’s Articles of Association. As stipulated by the relevant laws and regulations in the PRC, the Company is required to maintain a statutory surplus reserve fund which is non-distributable. Appropriations to such reserve are 10% of net profit after taxation as per the statutory financial statements of the Company.

The statutory surplus reserve fund can be used to make up prior year losses, if any, and can be applied in conversion into capital by means of capitalization issue. The appropriation may cease to apply if the balance of the fund has reached 50% of the entity’s registered capital.

For the three months ended March 31, 2008 and 2007 (unaudited), the year ended December 31, 2007, approximately RMB0, RMB0, RMB2,993,000 ($0, $0, $442) were appropriated for this purpose, respectively.

CHINA WATER AND DRINKS INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
Expressed in thousands of U.S. dollars

The accompanying unaudited pro forma condensed consolidated balance sheet gives effect to the acquisition as if it had been consummated on March 31, 2008. The accompanying unaudited pro forma condensed consolidated statements of operations for the three months ended March 31, 2008 and the year ended December 2007 give effect to the acquisition as if it had been consummated on January 1, 2008 and January 1, 2007, respectively.

There were no significant accounting policy differences or other items which required adjustment in the accompanying unaudited pro forma condensed consolidated financial statements.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical financial statements of Grand Canyon (included herein) as well as those of CWDK. The unaudited pro forma condensed consolidated financial statements do not purport to be indicative of the financial position or results of operations that would have actually been obtained had such transactions been completed as of the assumed dates and for the periods presented, or which may be obtained in the future. The pro forma adjustments are described in the accompanying notes and are based upon available information and certain assumptions that CWDK believes are reasonable.

CHINA WATER & DRINKS INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
AS OF MARCH 31, 2008 (UNAUDITED)
Expressed in thousands of U.S. dollars

	CWDK	Grand Canyon	Pro Forma Adjustments		Pro Forma
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$22,993	$198	(9,626)		$13,565
Restricted cash	18,000	-	-		18,000
Accounts receivable, net of allowance	17,969	5,454	-		23,423
Due from related companies	9,213	1,431	-		10,644
Inventories, net	3,907	387	-		4,294
Others receivables and prepayments	17,119	650	-		17,769
Total Current Assets	89,201	8,120	(9,626)		87,695
Property, Plant & Equipment, net	9,442	282	-		9,724
Deposits	20,770	-	(7,564)	(a)	13,206
Deferred financing cost	5,541	-	-		5,541
Investment in unconsolidated equity investee	19,629	-	-		19,629
Intangible assets, net	1,994	-	11,901	(b)	13,895
Goodwill	5,721	-	2,794	(b)	8,515
Other assets	7	-	-		7
Total assets	$152,305	$8,402	$(2,495)		$158,212

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$6,244	$341	-		$6,585
Deferred revenues	4,953	15	-		4,968
Due to related companies	121	132	-		253
Others payables and accruals	1,899	2,748	-		4,647
Taxes payable	7,932	553	-		8,485
Acquisition consideration payable	6,393	-	1,910	(a)	8,303
Current portion of line of credit	85	-	-		85
Current portion of long term debt	31	-	-		31

Total Current Liabilities	27,658	3,789	1,910		33,357

Covertible notes	50,000				50,000
Long-term portion of line of credit	142	-	-		142
Long-term debt, less current portion	124	-	-		124
Total Liabilities	77,924	3,789	1,910		83,623

MINORITY INTEREST	653	-	1,522	(b)	2,175

STOCKHOLDERS' EQUITY

Common stock	95	-	-		95
Additional paid-in capital	40,973	1,913	(1,913)	(b)	40,973
Appropriated retained earnings	-	913	(913)	(b)	-
Unappropriated retained earnings	29,161	1,283	(1,283)	(b)	29,161
Accumulated other comprehensive income	3,499	504	(1,818)	(b,c)	2,185
Total Stockholders' Equity	73,728	4,613	(5,927)		72,414
	$152,305	$8,402	$(2,495)		$158,212

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

CHINA WATER & DRINKS INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED AT MARCH 31, 2008 (UNAUDITED)
Expressed in thousands of U.S. dollars

	CWDK	Grand Canyon	Pro Forma Adjustments	Pro Forma

Revenue	$15,457	$5,167	$-	$20,624
Cost of goods sold	(9,986)	(3,170)	-	(13,156)
Gross Profit	5,471	1,997	-	7,468
Operating expenses
Selling and marketing expenses	(41)	(323)	-	(364)
General and administrative expenses	(1,579)	(130)	(257) (c)	(1,966)

Total operating expenses	(1,620)	(453)	(257)	(2,330)
Income from operations	3,851	1,544	(257)	5,138

Other income	123	3	-	126

Income from equity investment	1,365	-	-	1,365
Interest expense	(985)	-	-	(985)
Minority interest	(136)	-	(423) (b)	(559)
Income before income taxes	4,218	1,547	(680)	5,085

Provision for income taxes	(670)	(264)	-	(934)
Net income	$3,548	$1,283	$(680)	$4,151

Earnings per common share:
Basic and Diluted	$0.04			$0.04

Weighted average shares outstanding
Basic	94,521			94,521
Diluted	98,035			98,035

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

CHINA WATER & DRINKS INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2007 (UNAUDITED)
Expressed in thousands of U.S. dollars

	CWDK	Grand Canyon	Pro Forma Adjustments	Pro Forma

Revenue	$56,773	$18,990	-	$75,763
Cost of goods sold	(37,342)	(12,200)	-	(49,542)
Gross profit	19,431	6,790	-	26,221
Operating expenses
Selling and marketing expenses	(64)	(1,470)	-	(1,534)
General and administrative expenses	(1,874)	(570)	$(969) (c)	(3,413)

Total operating expenses	(1,938)	(2,040)	(969)	(4,947)
Income from operations	17,493	4,750	(969)	21,274

Other income	541	10	-	551

Income from equity investment	1,797	-	-	1,797
Minority interest	(76)	-	(1,297) (b)	(1,373)
Income before income taxes	19,755	4,760	(2,266)	22,249

Provision for income taxes	(307)	(829)	-	(1,136)
Net income	$19,448	$3,931	(2,266)	$21,113

Earnings per common share:
Basic	$0.25			$0.27
Diluted	$0.24			$0.26

Weighted average shares outstanding
Basic	77,196			77,196
Diluted	80,896			80,896

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

CHINA WATER AND DRINKS INC. AND SUBSIDIARIES
 NOTES TO UNAUDITED PRO FORMA
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
 Expressed in thousands of U.S. dollars

On May 20, 2008, China Water and Drinks Inc. ("CWDK") entered into a Share Purchase Agreement with Prosper Focus Enterprise Limited (“Prosper Focus”), a Hong Kong company under which CWDK acquired 67% ownership of Grand Canyon. Prosper Focus has no assets other than being the holding company of the Company. Because Prosper Focus had no substantive business operations since its formation by the owners of the Company in April 2007 until it acquired Grand Canyon on December 12, 2007, the financial statements included herein present the financial condition as of March 31, 2008 and December 31, 2007, results of operations and cash flows of Grand Canyon for the three months ended March 31, 2008 and 2007 and the year ended December 31, 2007.

CWDK is to pay $19,100 in cash in exchange for 67% ownership of Grand Canyon. Operational control of Grand Canyon passed to CWDK. Completion of the transaction is subject to further due diligence by each party, negotiation and execution of a definitive agreement, and other customary pre-closing conditions, and is anticipated to occur in June 2008.

(a)
To record the $19,100 cash consideration paid for acquisition of 67% of the equity of Grand Canyon, of which $7,564 was paid by CWDK prior of March 31, 2008 in the form of a deposit. Of this total, $1,910 is to be paid within 10 working days of the filing of CWDK’s 2009 Annual Report based on the satisfaction of certain conditions as outlined in the Share Purchase Agreement.

(b)
To record allocation of the purchase price to goodwill and intangible assets, which include trademark and customer relationship, upon acquisition, and to eliminate the members’ equity of Grand Canyon. A preliminary allocation of the purchase price was made. The actual allocation of the purchase price and the resulting effect on income (loss) operations is not expected to differ significantly from the pro forma amounts included herein. The pro forma adjustments represent the Company’s preliminary determination of the purchase accounting adjustments and are based upon available information and certain assumptions that the Company believes to be reasonable. Consequently, the amounts reflected in the unaudited pro forma condensed consolidated statements of operations are subjected to change, and the final amounts may differ substantially.

(c)
To account for the straight-line amortization of the intangible assets, arising upon the acquisition of Grand Canyon, the useful lives for trademark and customer relationship intangible assets are 20 and 7 years, respectively.